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                                                                    EXHIBIT 10.4

           RealMedia Architecture Partner Program Internet Agreement


This Agreement is entered into as of November 12, 1998 (the "Effective Date") by and between RealNetworks, Inc., a Washington corporation with a principal place
of business at 1111 Third Avenue,   Suite 2900, Seattle, Washington 98101 ("RN")
and Audible Inc., a Delaware corporation with an address at 65 Willowbrook Blvd., Wayne, NJ 07470 ("Partner").

WHEREAS, RN has developed and owns all right, title and interest in the RealMedia Architecture ("RMA", as further defined below), an open platform for development of streaming media applications and tools, which allows software developers to build new applications and extend current applications to inter-operate with a wide variety of datatypes;

WHEREAS, RN has established a licensing program (the "Partner Program") which allows independent software developers to create, market and sell applications based on RMA, and to receive other benefits of participating in the Partner Program; and

WHEREAS, Partner desires to participate in the Partner Program and to receive the attendant rights and benefits;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

1.1 "License Key" means the authorization code that is generated by the License Key Tool and that enables RMA Server Software to stream RealMedia datatypes. License Keys that generate User-Streams and enable features of a Partner Product are provided to a Partner's end-user customers.

1.2 "License Key Tool" means the version of the License Key Tool that is provided to Partner by RN, which is specific and unique to the Partner Product. The License Key Tool is used to generate unique License Keys for a Partner Product.

1.3 "Licensed Software" means RN Players, the RealMedia SDK, including associated RealMedia Libraries, RMA Server Software, whether in Object Code or Source Code form, License Key Tools and License Keys, and related User Documentation and specifications.

1.4 "New Release" means a new major release of the RMA Servers or the Partner Products in which major new functionality has been added in addition to any complement of bug fixes supplied, and which is designated as a change in the digit to the left of the decimal point in the product version number [(x).x.x]. "Update" means a minor release, enhancement, revision, modification or upgrade of the RMA Servers or Partner Products, designated as a change in the tenths digit in the product version number [x.(x).x], or in the digit to the right of the tenths digit in the product version number [x.x.(x)]. By way of clarification, if either party markets a new and distinct product along with and in addition to an existing program, then such new and distinct product shall be treated as a New Release, not an Update.

1.5 "Object Code" means computer code assembled or compiled in magnetic or electronic binary form on software media, which are readable and useable by machines, but not generally readable by humans without reverse-engineering, reverse-compiling or reverse-assembly.

1.6 "Partner Product(s)" means the products and applications developed by Partner which are compatible with RMA Servers, as further described on Exhibit A hereto. Partner Products shall include:

     (a) "Partner Client Software," which means software that connects to an RMA Player and utilizes the RMA application programming interfaces ("APIs");

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     (b)  "Partner Tools," which means software tools that may import datatypes and export datatypes using the RealMedia Libraries; and/or that are used to perform RMA-related functions including, but not limited to, server administration, plug-in file systems, server monitoring, and assembly; and

     (c) "Partner Server Applications," which means software that interfaces with an RMA Server and adds datatypes that can be streamed from an RMA Server.

1.7 "RealMedia Architecture" or "RMA" means the software platform developed by RN that allows for the development of streaming media products and tools, and which is designed specifically for the existing infrastructure of the Internet and corporate Intranets. RMA includes the following components:

     (a) "Players," which are stand-alone applications or as components embedded in other applications that play media files.

     (b) "RealMedia Datatypes," which are datatypes that can be streamed using RMA Server APIs and played using RMA Player APIs.

     (c) "RealMedia Libraries," which are contained in the RealMedia SDK and are Object Code implementations of various APIs.

     (d) "RealMedia SDK" or "SDK," which contains the tools and information needed for software developers to create tools for use in producing streaming media and to adapt or build applications that stream from RMA Servers and play in Players. The SDK contains a Player, Player APIs, Server APIs, RealMedia Libraries, Sample Source Code and RealMedia Server Software for use solely in developing Partner Products.

     (e) "RMA Server Software" or "RMA Server" in Object Code form, which streams files reliably over networks, and which has the capabilities set forth on Exhibit B hereto.

     (f) "Sample Source Code," which provides an example of how to develop an RMA application.

1.8  "Term" is defined in Section 8.1.

1.9  "Territory" means the world, except as otherwise limited by Section 15.5.

1.10 "User Documentation" means RN's user manuals, technical manuals, release notes including advertisements for RMA Servers, installation and operation instructions, and other data and documentation describing the use of RMA Servers normally supplied to RN's customers.

1.11 "User-Stream" means the stream of media-compatible data necessary to deliver the media type associated with a Partner Product from an RMA Server to a single end-user client computer. The number of User-Streams being delivered by a given RMA Server is measured by counting the number of end-users simultaneously served by User-Streams originating at that RMA Server.

2.   DEVELOPMENT LICENSE

2.1  License.  Subject to the terms and conditions of this Agreement, RN grants
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     to Partner a non-exclusive, nontransferable license to use and install the
     RealMedia SDK for the sole purpose of developing Partner Products that are based upon the RMA architecture. Partner, including its designated subcontractors, if any, shall only use the SDK on a single computer or on a computer network. Partner may make a single copy of the SDK for back-up and archival purposes only, provided that any copy must contain all proprietary notices included in the original. Partner may download associated online documentation for purposes of using the SDK, but may not make further copies of the documentation.

2.2  Limitations.
     -----------

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     (a)  The SDK may be used solely to develop and test a Partner Product.  It may not be used for any commercial, non-commercial, educational or internal purpose, and may not be used in any way that allows or causes the transmission of audio, video or other media files across the Internet or any computer network without a separate written license agreement from RN.

     (b) Partner is expressly prohibited from using, licensing, selling, transferring or otherwise distributing any Partner Product except as expressly provided in this Agreement.

     (c) Except as expressly provided herein, Partner shall not copy, modify, reproduce, display, decompile, reverse engineer, store, translate, sublicense, assign, sell, lease or otherwise transfer or distribute the SDK, or any of its rights therein, in whole or in part, nor may Partner use the SDK to clone any client, server or other RN product. All rights not specifically granted herein to Partner are reserved to RN.

     (d) Nothing contained in this Agreement shall be deemed or construed to grant Partner the exclusive right to develop, or have distributed by PN, Partner Products for any particular category of datatypes.

3.   DISTRIBUTION OF PARTNER PRODUCTS

3.1  By Partner.
     ----------

     (a)  Partner Client Software.  Partner shall have the right and license to
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          market, promote, license and distribute the Partner Client Software bundled with the RMA Player both physically and electronically in all channels of distribution, including from Partner's web site, and including but not limited to CD-ROM installation disks and/or third party OEM disks. Such bundle may, in Partner's discretion, contain other Partner software. Such distribution right shall be for the latest versions of the RMA Player released by RN during the Term and shall be free of any royalty obligation. Partner's Authorized Distributors shall have the right and license to market promote, license and distribute the Partner Client Software both physically and electronically in all channels of distribution, including from Partner's web site, and including but not limited to CD-ROM installation disks and/or third party OEM disks. End users who license, acquire or purchase the Partner Client Software and RMA Player during the Term shall have the right to use the same in
          perpetuity.   Partner Client Software shall be distributed by RN in
          accordance with Section 3.2(a). Partner may include a link offering or promoting the Partner Client Software from the Partner website to a hidden link on a RN website from which the Partner Client Software may be downloadable, and may promote the Partner Client Software on Partner's website.

     (b)  Partner Tools; Partner Server Applications. If applicable, subject to
          ------------------------------------------
          the terms and conditions set forth in this Agreement, and payment of the License Fees set forth in Section 7.1, RN grants Partner a non-exclusive license to distribute Partner Server Applications and Partner Tools containing any Licensed Software through all methods and channels of distribution in the Territory during the Term, including through electronic distribution.

     (c)  Limitations; Requirements.
          -------------------------

          (i) Partner's end-user license agreements for the Partner Products shall prohibit further distribution of the RMA Libraries, any RMA files or other components of RMA by Partner's end-users.

          (ii) Partner shall include a prominent and valid copyright notice, in the form reasonably requested by RN, in Partner Products specifying that components of Partner's Products are owned by and used under license from RN and its suppliers. Partner shall not alter or remove any copyright or trademark notices contained in any Licensed Software or User Documentation. In addition, Partner shall display RN's "RMA logo" and the words "RMA Compatible" on the

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                product packaging and all product manuals and documentation, in accordance with any Trademark Usage Guidelines provided by RN.

          (iii) Partner may only distribute Partner Products that have been designed, developed, and tested to function with an RMA Server. To ensure that all components of the Partner Products interoperate properly and are compatible with the RMA Server, RN may elect to test the Partner Products or, at RN's option, will have the Partner Products tested by a third party testing lab at Partner's expense. Under no circumstances shall Partner Products be held to a standard any greater than that applicable RN and/or other third-party products. RN shall provide development support to Partner to aid in Partner's resolution of problems discovered in the testing process, as set forth in Section 6.1.

          (iv) Partner agrees to promptly deliver to RN all releases, including beta releases, of its Partner Products, for use by RN as set forth in Section 3.2.

3.2  By RN.
     -----

     (a)  Partner Client Software. Partner hereby grants RN a non-exclusive
          -----------------------
          perpetual royalty-free right and license to market, promote and distribute, by itself or through Authorized Distributors, the Partner Client Software, in the Territory By any means and in all channels of distribution. Provided that RN determines that the Partner Client Software is compatible with RMA, the Partner Client Software complies with the technical specifications agreed upon by the parties, that Partner continues to support the Partner Client Software in a commercially reasonable manner through upgrades if applicable, technical support and promotion), RN agrees to promote, market and distribute the Partner Client Software as follows:

          (i) RN will make good faith effort to include the Partner Client Software as a standard feature in the RN Players in all non-electronic distribution channels.

          (ii) RN will include the Partner Client Software in all full-featured versions of the RN Players distributed electronically over the Internet. All Players which do not include the Partner Client Software will include an automatic download feature that makes the Partner Client Software available whenever a Player attempts to receive a Partner datatype.

          (iii) RN will promote the Partner Client Software from the RN Partner page website.

          (iv) RN shall not be obligated to include the Partner Client Software in any special versions of the Player provided to a RN third party licensee if such licensee will not accept the Partner Client Software

          (v) In the event that either party secures a distribution arrangement with an OEM or other distributor that necessitates that either the RMA Server or the Partner Product be compiled or "ported" to run on a third party platform, the parties will negotiate in good faith and cooperate as reasonably necessary to enable such arrangement.

     (b)  Partner Tools; Partner Server Applications.  RN and Partner agree to
          ------------------------------------------
          negotiate in good faith a mutually acceptable Electronic Distribution Agreement which Agreement may allow RN the non-exclusive right and license to market, promote and distribute, by itself or through Authorized Distributors, the Partner Tools and Partner Server Applications, in the Territory during the Term.

4.   DISTRIBUTION OF THE RMA SERVER

4.1  Grant of License.  Subject to the terms and conditions of this Agreement,
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     and payment of the License Fees set forth in Section 7.1, if applicable, RN grants Partner a non-exclusive, non-transferable right and license, in the Territory during the Term, to:

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     (a)  market, license and distribute Object Code copies of the RMA Server
          Software and User Documentation to end-user customers only in conjunction with a Partner Product.

     (b) license and distribute one copy of the Partner Client Software with each copy of the RMA Server Software distributed to an end-user customer;

     (c) generate License Keys with an authorized, RN-provided License Key Tool, and duplicate, market and distribute License Keys associated with Partner Product to Partner's authorized resellers and distributors ("Authorized Distributors") and end-user customers;

     (d) sublicense to Authorized Distributors the right to market, license and distribute Object Code copies of the RMA Server Software, User Documentation and License Keys to end-user customers only as part of a bundle with partner Client Software; and

     (e) determine the price at which Partner and its Authorized Distributors will license and distribute the Partner Products, RMA Server Software and License Keys to end-user customers, independent of any License Fee payable by Partner to RN.

4.2  Distribution Requirements.
     -------------------------

     (a)  End User License Agreements.  Partner shall distribute and shall cause
          ---------------------------
          its Authorized Distributors to distribute to their end-user customers RN's standard end-user Server License Agreement, which is contained in RN's product packaging. The license granted in such end-user license
          agreement shall be between RN and Partner's end-user's.   A copy of
          RN's standard end-user Server License Agreement is attached hereto as Exhibit C.

     (b)  Fulfillment for RMA Servers.  Partner may either: (i) download RMA
          ---------------------------
          Servers from a private RN download site; or (ii) place an order with RN for physical pre-packaged copies of the RMA Servers. RN will ship all physical product to Partner or Partner's authorized designee, by shipment method specified by Partner. All orders are shipped F.O.B. RN's designated fulfillment location. As a convenience, RN may prepay freight charges, and such charges will be billed to Partner. All risk of loss or damage in transit will be borne by Partner. Partner shall inspect the RMA Servers upon receipt at the delivery location. Acceptance shall be deemed to occur unless Partner provides RN with notice of non-acceptance within three (3) business days of receipt. A Partner may only reject an RMA Server for one of the following reasons: (i) missing labels or User Documentation, (ii) defective media, or (iii) defective performance.

     (c)  Source Code Escrow.  (i) Partner will deposit with Data Securities
          -------------------
          International, Inc. (the "Escrow Agent"), a complete and correct set of the Source Code version (as defined immediately below) and Object Code version of the Partner Products to be held in escrow (the "escrow products") and shall enter into the Escrow Agent's Master Preferred escrow agreement (attached hereto as Exhibit D), pursuant to which RN shall have the right to require that the Escrow Agent provide some or all of the Escrow Products to RN or third parties if so required by a governmental agency or court with jurisdiction over RN, or in the event that partner undertakes or is subject to any of the actions set forth in Section 8.2(b), or if Partner is in material breach of this Agreement. Partner shall pay any required escrow fee directly to the Escrow Agent.

          (ii) RN's access to the Source Code version of the Partner Products shall be SOLELY for the purpose of fixing any bugs related to the Partner Products that render the RMA unusable as contemplated under the terms of this Agreement. RN shall have no derivative rights in the Partner Products under any circumstances and may use any "fix" as contemplated by this subsection SOLELY under the terms and conditions of this Agreement.

          (iii) The Source Code version of the Partner Products referred to in this Section 4.2.c shall not include rights to components of the Partner Products which are licensed by third parties to Partner as follows: CyLink Corporation rights to DSS (Digital Signature Standard) under patents no. 4,200,770 ("Diffie/Hellman Patent")

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

          and 4,218,582 ("Hellman/Merkle Patent"); and DSP Group, Inc. rights regarding G.723.1 speech CODEC. Partner hereby agrees that, under the direction of RN and pursuant to third-party license rights to be obtained by RN for those third-party components, Partner will provide to RN assistance to integrate those licensed components into the Partner Products as required solely for the purpose set forth in 4.2.c(ii) above.

     (d)  Trademark Usage.  If Partner distributes the RMA Server Software as
          ---------------
          part of a Bundle, Partner shall prominently display RN's "RMA logo" and the words "RMA Compatible" on the product packaging and all product manuals and documentation, in accordance with any Trademark Usage Guidelines provided by RN.

     (e)  Updates; New Release. During the Term, Partner shall make available
          --------------------
          to RN at no charge, upon release by Partner, a copy of all Updates and New Releases to the Partner Products. Each Update or New Release shall, upon release by Partner, be subject to all of the terms and conditions of the Agreement.

5.   MARKETING CONSIDERATIONS

     In consideration for participating in the Partner Program, Partner shall be entitled to receive the following marketing considerations from RN:

5.1  Trademark License.  Partner shall have the right to use RN's trademarks and
     -----------------
     logos in connection with Partner's user interfaces, packaging, collateral material and website, subject to compliance with RN's Trademark Usage Guidelines. Partner agrees to furnish RN with samples of any proposed usage of RN's trademarks or logos, and obtain RN's prior approval for such usage, which approval will not be unreasonably withheld.

5.2  Customer Mailings.  RN will send semi-annual emails throughout the Term to
     -----------------
     RN's targeted customers promoting the Partner Products. Partner shall have the right to review and approve the contents of such email, which approval won't be unreasonably withheld. At Partner's discretion, such emails may list Partner's universal resource locators ("URL's") so that prospective customers can obtain additional information about the Partner Products. Additionally, RN will solicit from existing RN customers their desire to receive collateral material from Partner. On Partner's behalf, providing that Partner reimburses RN for its costs of mailing and supplies all collateral material, RN will make one "bonded" mailing during the Term to RN's customers who indicate a desire to receive collateral material about the Partner Products.

5.3  Participation in RN Events.  RN agrees to feature Partner in the Partner
     --------------------------
     Lab at RN's RealMedia user conference. From time to time, RN will also include Partner in RN press releases, and offer Partner the opportunity to participate in trade shows and conference displays as RN deems appropriate.

5.4  Real Developer Program.  RN will provide partner a complimentary membership
     ----------------------
     in the Real Developers program at the "Apps Developer" level for one year from the Effective Date.

5.5  Advertising Impressions.  During the Term, RN will provide Partner, without
     -----------------------
     charge, a minimum of 5,000 page impressions of advertising on RN's website, Real.com, in such locations as RN determines in its discretion. Such advertising shall commence simultaneously with the Gold release of the Partner Client Software.

6.   SOFTWARE SUPPORT; UPGRADES

6.1  Development Support.  RN shall provide complimentary technical support to
     -------------------
     Partner in connection with Real Developers program for ninety (90) days from the Effective Date. Such support includes unlimited telephone support and priority e-mail support, and five (5) additional support calls after the expiration of the 90-day period.

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6.2  Technical Support for Partner Products.  Partner shall be solely
     --------------------------------------
     responsible for providing, and agrees that it will provide, all end-user technical and customer support for the Partner Products.

6.3  Technical Support for RMA Servers. Partner agrees that it will provide
     ---------------------------------
     first-tier technical and customer support, by telephone and e-mail and in accordance with RN's reasonable minimum support requirements, for RMA Server Software distributed by Partner and its Authorized Distributors. RN will enroll Partner, without charge, in a one-day RealMedia technical training seminar at RN's facilities, to train Partner to provide first-line technical support to its end-user customers for RMA Server Software. Partner shall be responsible for all out-of-pocket costs it incurs to attend such seminar. RN shall provide second-tier technical support, by telephone and email, from 8:00 A.M-5:00 P.M. PST Monday through Friday to Partner's primary support contact for RMA Servers. RN's telephone "hotline" shall be staffed by technical personnel with a working knowledge of the RMA Servers. RN shall not provide technical support to Partner's Authorized Distributors or end-users, unless such customers purchase technical support service from RN directly.

6.4  Updates; New Releases.  During the Term, RN shall make available to Partner
     ---------------------
     at no charge, upon release by RN, a copy of all corresponding Updates on the RN website. RN shall make New Releases available free of any additional charge and shall, upon release to Partner, be subject to all of the terms and conditions of the Agreement.

7.   PAYMENT

7.1  License Fees. In consideration of the rights and licenses granted herein,
     ------------
     Partner agrees to pay RN the following License Fees:

     (a) In the event at any time during the Term Partner distributes RMA Server code or RMA-based tools, Partner shall pay RN the sum of Ninety Dollars ($90.00) plus Eight Percent (8%) of the total gross revenue received by Partner from the sale, license or distribution of all RMA-based products, including Partner Products, RMA Servers, License Keys, Updates, New Releases and any site licenses.

     (b) Notwithstanding Section 7.1(a), Partner shall not owe RN any License Fee on the sale of Partner Products and License Keys that enable datatypes other than streaming audio or video to customers who have purchased their RMA Server directly from RN, provided Partner does not distribute an additional RMA Server or New Release to such customers.

     (c) RN reserves the right to revise the License Fees set forth above within thirty (30) days of the start of each calendar year and again upon the commercial release of each New Release. RN shall provide Partner thirty (30) days' written notice of any change in the License Fee.

7.2  Payment Terms.  Partner will provide RN with a written report by the 20th
     -------------
     day of each month for the preceding calendar month setting forth: (a) the number of RMA Servers distributed, (b) the names and address to whom the RMA Servers were distributed; (c) the number of Partner Products distributed; (d) the number of License Keys distributed; (e) the type and number of any other RMA-based products or related licenses distributed; (f) the price per unit charged for each of the foregoing; (g) gross revenue receivable by Partner (whether or not actually collected); and (h) the amount due to RN pursuant to Section 7.1 for the preceding month. The report shall be accompanied by the payment due. Payments shall be calculated based on sales invoiced by Partner and its Authorized Distributors, whether or not the revenue is actually collected. All payments due hereunder shall be made in United States Dollars, without withholding or offset of any kind. Interest shall accrue on all amounts past due hereunder at the monthly rate of one and one half percent (1.5%) or at the maximum legal rate, whichever is less.

7.3  Rebates.  RN will pay Partner a rebate of License Fees, according to the
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     following schedule:

     (a) If Partner has paid RN between $250,000 and $500,000 in License Fees during the Term, RN shall pay Partner a rebate of Five Percent (5%) of the total License Fees paid;

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

     (b) If Partner has paid RN between $500,001 and $1,500,000 in License Fees during the Term, RN shall pay Partner a rebate of Ten Percent (10%) of the total License Fees paid; and

     (c) If Partner has paid RN $1,500,001 or more in License Fees during the Term, RN shall pay Partner a rebate of Fifteen Percent (15%) of the total License Fees paid.

     (d) RN shall pay all rebates within ninety (90) days of receipt of the final monthly report and accompanying License Fees after the expiration of this Agreement. The payment of a rebate by RN shall not be deemed as evidence of or confirmation that RN agrees that total amount due and owing RN under this Agreement has been paid by Partner, and shall not in any way affect RN's right to conduct any audit as set forth in Sections 7.4 and 7.5 during the period set forth therein.

7.4  Books and Records.  Partner shall keep books of account with respect to the
     -----------------
     amounts due and the calculations required to be made under Section 7.1. Upon RN's reasonable written request, and no more than once per year of the Term, RN may audit and inspect all such books of account, through an independent third party auditor and during normal business hours, provided that such auditor shall undertake in writing to protect the confidentiality of the business data and records of Partner. The cost of any such audit shall be paid by RN; provided, however, that in the event RN initiates an audit under this Section 7.4 and it is finally determined that the amount reported and paid by Partner pursuant to Section 7.1 for the period(s) audited is, in the aggregate, less than ninety-five per cent (95%) of the aggregate amount actually due, then Partner shall pay the reasonable costs and expenses of said audit. If any such audit reveals an underpayment of license fees, Partner shall make any correcting payment within thirty (30) days. Any underpayment shall be subject to interest of one and one-half percent (1.5%) per month or the maximum amount allowed by law, whichever is less. Partner will maintain the books and records applicable to each reporting period for at least three years following the close of such period.

7.5  Audit of Authorized Distributors.  For all Authorized Distributors,
     --------------------------------
     Partner, in its sole discretion, shall either: (a) retain for itself the right to audit the books and records of any such Authorized Distributor; or
     (b) require that the Authorized Distributor agree in writing to permit, upon the written request of RN to Partner, an independent auditor paid by RN to examine the necessary books and records of any such Authorized Distributor, provided that such accountant shall agree to protect the confidentiality of the business data and records and to disclose to RN only the accuracy or inaccuracy of the reporting required hereunder. Any such audits shall be arranged through Partner.

8.   TERM AND TERMINATION

8.1  Term.  This Agreement shall commence as of the Effective Date, and
     ----
     terminate two (2) years thereafter ("the Term"), unless earlier terminated as provided herein.

8.2  Termination by Either Party. Either party may terminate this Agreement
     ---------------------------
     immediately upon written notice to the other party in the event of any of the following:

     (a) should the other party fail to perform any material term or condition of this Agreement, which shall constitute a default of this Agreement, and such default has not been corrected within thirty (30) days of written notice from the non-breaching party. In the event of a breach of Section 9 no cure period need be provided.

     (b) should the other party (i) make a general assignment for the benefit of creditors; (ii) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (iii) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (iv) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization; or (v) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs provided that such decree is not dismissed within 45 days.

8.4  Effect of Termination.
     ---------------------

     (a) Upon the effective date of termination of this Agreement for a material breach by Partner, the licenses granted hereunder shall terminate immediately. Partner will either immediately return all Licensed Software to RN or certify in writing to RN that all copies of all Licensed Software have been destroyed. RN may discontinue promotion and distribution of Partner Products or continue to distribute Partner Products during the Sell-Off Period, set forth in
          Section 8. 3(b), at its sole discretion.    Notwithstanding anything
          in this Agreement to the contrary, under no circumstances may Partner distribute Partner Client Software after the expiration or termination of this Agreement, for any reason, without RN's express written consent.

     (b) For two (2) months after the expiration or termination of this Agreement other than by reason of Partner's material breach ("Sell-Off Period"), Partner may advertise and sell the Partner Products, RMA Server and the License Keys in its inventory or necessary to fulfill orders confirmed as of the expiration or termination date, and shall pay License Fees and render statements in the same manner as during the Term. After the end of the Sell-Off Period, Partner shall return to RN, at Partner's expense, all copies of the Partner Products, RMA Server and the License Keys, or RN may instruct Partner to destroy them. Partner shall furnish RN with affidavits certified by an officer of Partner evidencing such destruction.

     (c) Any termination of this Agreement shall not release Partner from paying any amount that may then be owing to RN, or that may become due to RN in the future.

     (d) Notwithstanding any other terms or conditions of the Agreement, the rights of end-user customers to use any RMA Servers or License Keys distributed by Partner shall survive any termination or expiration of the Agreement, provided that License Fees for said RMA Servers and License Keys have been paid to RN.

9.   CONFIDENTIALITY

     "Confidential Information" means any trade secret information or information otherwise designated by a party as being confidential relating to either party's products, product plans, designs, computer code, technical information, costs, pricing, financing, marketing plans, business opportunities, personnel, research and development or know-how. Confidential Information shall not include information that (i) is or becomes generally known or available through no fault of the receiving party, (ii) was known by or disclosed to the receiving party prior to disclosure, (iii) is independently developed by the receiving party, or
     (iv) is made generally available by the disclosing party without any restriction. The parties shall use reasonable efforts and at least the same care that each uses to protect its own Confidential Information of like importance, to prevent unauthorized dissemination or disclosure of the other party's confidential information during and for three (3) years following the last day of the Term. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party, provided, however, that nothing will preclude a party from making disclosure to a third party for the purpose of due diligence in a financing transaction, merger, acquisition, business combination or other similar transaction, or from making any disclosures to any governmental agency having jurisdiction over the disclosing party, or unless otherwise required by law, government order or court proceeding. Each party shall return the Confidential Information to the other party upon termination of the Agreement or upon the request of the other party. Except as expressly provided in this Agreement, no ownership or license right is granted in any Confidential Information.

10.  PROPRIETARY RIGHTS

10.1  Partner.  Partner shall retain all right, title and interest in and to the
      -------
      Partner Products, including any copyright, patent, trade secret, or other intellectual property rights therein, subject to RN's underlying ownership in any Licensed Software included therein, and Partner Confidential Information. Notwithstanding the foregoing, Partner agrees that it shall not register or attempt to register any patents in connection with any Partner Product, including, but not limited to, in any device, process, method, function or invention included therein or necessary for the operation thereof, which would in any way interfere with, limit or prohibit RN's continued use, development or ownership of RMA.

10.2  RN.  RN shall retain all right, title and interest in and to the Licensed
      --
      Software, including any copyright, patent, trade secret, or other intellectual property rights therein, all RN trademarks and all RN Confidential Information, and any copies thereof, regardless of the media or form on or in which the Licensed Software or copies may exist. Partner acknowledges and agrees that the Licensed Software is proprietary to RN, and is protected by the copyright laws of the United States and international copyright treaties. Unauthorized copying of the Licensed Software, including modification, merger or inclusion with any other software, is expressly forbidden. Partner shall not be deemed, by anything contained in or done pursuant to this Agreement, to acquire any right, title or interest in any trademark, copyright, patent or other intellectual property of RN, and shall do nothing to prejudice the value or validity of RN's rights therein or ownership thereof.

11.   LIMITED WARRANTY.

11.1 RN warrants, solely for the benefit of Partner, that for a period of ninety (90) days from the date of delivery to Partner: (i) the Licensed Software, if operated as directed, will substantially achieve the functionality described in the User Documentation, and (ii) that the media containing the Licensed Software, if provided by RN, is free in material respects from defects in material and workmanship; provided, however, that the foregoing warranty is expressly contingent (and shall be otherwise void) upon: (1) the use of the Licensed Software strictly in accordance with the instructions and User Documentation therefor; (2) the absence of misuse or damage thereto; (3) the absence of any alteration or modification thereto; and (4) Partner's acceptance of Licensed Software for distribution with knowledge that the media upon which the Licensed Software are reproduced may contain certain defects. RN makes no representation or warranty that the information or functions contained in the Licensed Software will meet Partner's requirements or that the use or operation of the Licensed Software will be uninterrupted, error free or secure, or that any Licensed Software defects are correctable or will be corrected. THE FOREGOING WARRANTY SHALL NOT APPLY TO THE SAMPLE SOURCE CODE, WHICH IS PROVIDED TO PARTNER AS IS, WITHOUT WARRANTY OF ANY KIND.

11.2  NO OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RN
      -------------------
      AND ITS LICENSORS DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE EXPRESSLY DISCLAIMED, WITH REGARD TO THE LICENSED SOFTWARE AND THE USER DOCUMENTATION. THIS LIMITED WARRANTY GIVES PARTNER SPECIFIC LEGAL RIGHTS. PARTNER MAY HAVE OTHERS, WHICH VARY FROM STATE/JURISDICTION TO STATE/JURISDICTION.

11.3  Remedies.  RN's entire liability and Partner's exclusive remedy for any
      --------
      breach of the limited warranty set forth in Section 11.1 shall be, in RN's sole discretion: (i) to replace Partner's defective media; or (ii) to advise Partner how to achieve substantially the same functionality with the Licensed Software as described in the User Documentation through a procedure different from that set forth in the User Documentation. Repaired, corrected or replaced Licensed Software and User Documentation shall be covered by this limited warranty for period remaining under the warranty that covered the original Software, or if longer, for thirty (30) days after the date RN either shipped to Partner the repaired or replaced Licensed Software or RN advised Partner as to how to operate the Licensed Software so as to achieve the functionality described in the Documentation, whichever is applicable.

12.   INDEMNIFICATION

12.1 Each party (the "Indemnifying Party") agrees to hold harmless, indemnify and defend the other party (the "Indemnified Party") from and against any losses, damages, costs and expenses (including reasonable attorneys' fees and costs) arising out of or relating to any claims that the Indemnifying Party's products infringes any copyright, patent, trademark, trade secret or other proprietary right of any third party. The Indemnifying Party shall not be liable in the event that (i) the Indemnified Party continued marketing, sale, distribution or use of the Indemnifying Party's products after receiving prior written notice from the Indemnifying Party that the Indemnified Party should cease such activities due to a third party claim of infringement against such products; or (ii) the claim of infringement results from the Indemnified Party's combination or use of the Indemnifying Party's products with any third party product, program or data not supplied by the Indemnifying Party.

12.2  Conditions of Indemnification.  A party's obligation to indemnify the
      -----------------------------
      other party is expressly conditioned on the Indemnified Party: (i) giving written notice of the claim promptly to the Indemnifying Party; (ii) giving the Indemnifying Party sole control of the defense and settlement of the claim; (iii) providing to the Indemnifying Party all available information and assistance (at the Indemnifying Party 's expense); and
      (iv) not compromising or settling such claim.

13.   LIMITATION OF LIABILITY

UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, WHETHER IN TORT, CONTRACT OR OTHERWISE, SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, EVEN IF THE PARTY SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.

14.   DISPUTE RESOLUTION

Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this Section 14, which shall be the sole and exclusive procedures for the resolution of any such dispute.

      14.1 Executive Negotiations.    The parties shall attempt in good faith to
           ----------------------
resolve any dispute relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy. In the event a dispute cannot be resolved, either party may give the other party written notice of any
dispute not resolved in the normal course of business.   Within fifteen (15)
days after delivery of such a notice, the receiving party shall submit to the other a written response. The notice and response shall include a statement of each party's position and a summary of arguments supporting that position. Within thirty (30) days after delivery of the disputing party's notice, the senior executive officers of Partner and RN shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this
Section 14.1 are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

      14.2 Arbitration.  If any dispute relating to this Agreement shall not
           -----------
have been resolved through the use of the non-binding procedures specified in
Section 14.1 within one hundred (100) days of the initial notice of either party to the other of a dispute, such dispute shall be settled by binding arbitration; provided, however, that if one party has requested the other to participate in the non-binding procedure specified in Section 14.1 and the other has failed to participate, the requesting party may initiate arbitration before expiration of the above stated period. Arbitration shall be governed by AAA Rules, with arbitrators to be mutually agreed upon by the parties. Arbitration shall take place in King County, Washington. The arbitrators shall not be empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages with respect to any dispute or disagreement resolved by arbitration.

     14.3  Provisional Remedies.  A party, without prejudice to the mandatory
           --------------------
procedures of this Section 14, may file a complaint for statute of limitations or venue reasons, or seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Notwithstanding such action, the parties will continue to participate in good faith in the procedures specified in this
Section 14.

15.  GENERAL

     15.1  Independent Contractor.  The relationship created by this Agreement
           ----------------------
is one of independent contractors, and not partners, franchisees or joint venturers. No employees, consultants, contractors or agents of one party are employees, consultants, contractors or agents of the other party, nor do they have any authority to bind the other party by contract or otherwise to any obligation, except as expressly set forth herein. They will not represent to the contrary, either expressly, implicitly or otherwise.

     15.2  Notices.  All notices and demands under this Agreement will be in
           -------
writing and will be delivered by personal service, confirmed fax, confirmed e-mail, express courier, or certified mail, return receipt requested, to the address of the receiving party set forth below, or at such different address as may be designated by such party by written notice to the other party from time to time. Notice will be effective on receipt. Notices should be addressed to:

           RN:                                               AI:
           Russell Braun                                     Travis Millman
           GM Strategic Products                             VP, Business Development
           RealNetworks, Inc.                                Audible Inc.
           1111 Third Avenue, Suite 2900                     65 Willowbrook Blvd.
           Seattle, WA 98101                                 Wayne, NJ 07470
           Voice: (206) 674-2288____                         Voice: 973-890-4070, x237
           Fax: (206) 674-____                               Fax: 973-890-2442
           E-mail: RBraun@real.com                           E-mail: travis@audible.com

           With a copy to:                                   With a copy to:

           Kelly Jo MacArthur, VP & General Counsel          Brian Fielding, Managing Director
           Voice: (206) 674-2213                             Voice: 973-890-4070, x225
           Fax: (206) 674-2695                               Fax: 973-890-2442
           E-mail: kellyjo@real.com                          E-mail: bfielding@audible.com

     15.3  No Assignment. This Agreement may not be assigned by either party
           -------------
without the prior written consent of the other, except pursuant to the sale of substantially all assets of a party, or a merger or consolidation. In the event of a sale of substantially all assets of Partner, or a merger or consolidation involving Partner, the terms and conditions contained in Section 4 of this Agreement shall not survive. This Agreement shall be binding upon and inure to the benefit of the parties' permitted successors and assigns.

     15.4  Survival.  The following provisions shall survive the expiration or
           --------
termination of this Agreement: 2.2, 7.2, 7.4, 7.5, 8.4, 9-14, and 15.4.

     15.5  Export Licenses.  The parties acknowledge that the laws and
           ----------------
regulations of the United States may restrict the export and re-export of certain commodities and technical data of United States origin. Each party agrees that it will not export or re-export the Products in any form without the appropriate United States or foreign government licenses. In particular but without limitation, none of the Products, Documentation or underlying information or technology may be exported or re-exported (i) into (or to a national or resident of) Cuba, Iraq, Libya, Yugoslavia (Serbia and Montenegro), North Korea, Iran, Angola, Sudan, Syria or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designed Nationals or the U.S. Commerce Department's Table of Deny Orders.__

     15.6  U.S. Government Restricted Rights and Export Restriction. The
           ---------------------------------------------------------
Licensed Software and User Documentation are provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer Software-- Restricted Rights at FAR 52.227-19 when applicable, or in subparagraph
(c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, and in similar clauses in the NASA FAR supplement, as applicable. Manufacturer is Progressive Networks, Inc./1111 Third Avenue, Suite 500/ Seattle, Washington, 98101. Partner acknowledges that none of the Software or underlying information or technology may be downloaded or otherwise exported or re-exported: (i) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Syria, Sudan or Angola or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders.

     15.7  Miscellaneous. This RMA Agreement, and the Exhibits attached hereto
           -------------
and made a part hereof, together with the business Agreement between the parties dated as of November 12, 1998,constitute the complete and exclusive agreement between RN and Partner with respect to its subject matter, and supersede all prior oral or written understandings, communications or agreements not specifically incorporated herein or therein. This RMA Agreement, when executed in combination with the business Agreement between the parties dated as of November 12, 1998, supersedes in whole the Bundling Agreement dated as of July 27, 1997. This Agreement may not be modified except in a writing duly signed by an authorized officer of RN and Partner. The waiver by either party of any breach of this Agreement by the other party will not waive subsequent defaults by such party of the same or a different kind. If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to make it enforceable, and such decision shall not affect the enforceability of such provision under other circumstances, or of the remaining provisions hereof under all circumstances. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative and not exclusive of any other remedy conferred hereby or by law, and the exercise of any one remedy shall not preclude the exercise of any other. Headings shall not be considered in interpreting this Agreement.

     15.8  Announcements.  The parties agree that neither party shall publicize
           --------------
the existence of this Agreement until such time as the initial publicity announcement is made pursuant to the business Agreement between the parties dated as of November 12, 1998. Each party must obtain the prior written consent of the other party before publishing any press release or other publicity concerning this Agreement which includes any details of the other company's products or personnel.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.

REAL NETWORKS, INC.                     AUDIBLE, INC._____________________

By: /s/ Robert Glaser                   By: /s/ Andy Huffman
    -------------------------               ------------------------------

Name: Robert Glaser                     Name: Andy Huffman
      -----------------------                 ----------------------------

Title: CEO                              Title: President and CEO
       ----------------------                  ---------------------------

Date: 11/24/98                          Date: 11/12/98
      -----------------------                 ----------------------------